Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BioVie Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share (3)	457(o)	-	-	$34,500,000.00	$0.0001102	$3,801.90
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-

		Total Offering Amounts				$34,500,000.00		$3,801.90
		Total Fees Previously Paid						-
		Total Fee Offsets						$3,801.90 (4)
		Net Fee Due						$0.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of additional securities that may from time to time be offered or issued to prevent dilution as a result of share splits, share dividends, dividends or other distributions, reclassifications, or similar transactions.

(3)	Includes shares of common stock that the underwriters have the option to purchase.

(4)	The offsetting fee was paid previously by the registrant as part of the filing fee of $344,090 in connection with the Preliminary Information Statement on Schedule 14C (File No. 001-39015) filed by the registration as of May 4, 2021 (the “Information Statement”), which filing fee was later reduced to $40,297 pursuant to Amendment No. 1 to the Information Statement on Schedule 14C (File No. 001-39015) filed by the registrant as of May 10, 2021.